Exhibit 99.1

PRESS RELEASE	For more information contact:

Prosperity Bancshares, Inc.® Prosperity Bank Plaza 4295 San Felipe Houston, Texas 77027	David Zalman Chairman and Chief Executive Officer 281.269.7199 david.zalman@prosperitybankusa.com

FOR IMMEDIATE RELEASE

Prosperity Bancshares, Inc.®

REPORTS FIRST QUARTER

2016 EARNINGS

●	First quarter 2016 earnings per share (diluted) of $0.98

●	First quarter net income of $68.951 million

●	Nonperforming assets remain low at 0.29% of first quarter average earning assets

●	Return on first quarter average assets (annualized) of 1.24%

●	Return on first quarter average tangible common equity of 17.60%

●	First quarter efficiency ratio of 41.08%

HOUSTON, April 27, 2016. Prosperity Bancshares, Inc.® (NYSE: PB), the parent company of Prosperity Bank® (collectively, “Prosperity”), reported net income for the quarter ended March 31, 2016 of $68.951 million or $0.98 per diluted common share. Additionally, nonperforming assets remain low at 0.29% of first quarter average earning assets.

“I am pleased to share the positive earnings we showed for the first quarter of 2016. We showed an impressive return on first quarter average tangible common equity of 17.60% and a notable 1.24% annualized return on first quarter average assets. Our earnings were impacted by a larger than normal provision for credit losses of $14.0 million. During the quarter we experienced a loss in three credits that were from acquired banks. Two of the credits were energy credits with total charge-offs of $6.0 million and one was an agricultural credit with a charge-off of $7.0 million,” said David Zalman, Prosperity’s Chairman and Chief Executive Officer.

“Despite the downturn in the oil and gas industry, the unemployment rates in Texas and Oklahoma remain strong. Obviously, parts of Texas are impacted more than others, such as Midland/Odessa, South Texas and Houston; however, other parts of Texas and Oklahoma are doing well, including Dallas/Ft. Worth, which has shown solid population and job growth, as well as Austin, San Antonio and the Bryan/College Station area. The petrochemical, medical and hospitality industries have taken up a lot of slack in the Houston and South Texas areas. I am constantly amazed at the resiliency in the markets we serve. Grade A office space and apartments have been negatively impacted in Houston, but are still holding up fairly well. Retail real estate is continuing to do very well. The aerospace industry is creating new jobs and a need for new homes in Oklahoma,” continued Zalman.

“Our associates are working hard selling our products and services, including deposits, loans, trust, mortgage banking, wealth management and cash management, as well as others that help our customers with their financial stability. I am very optimistic about our future. We believe that the hard work of our entire team will help our customers grow and, in turn, increase shareholder value,” concluded Zalman.

Results of Operations for the Three Months Ended March 31, 2016

Net income was $68.951 million for the three months ended March 31, 2016 compared with $73.641 million for the same period in 2015. Net income per diluted common share was $0.98 for the three months ended March 31, 2016 compared with $1.05 for the same period in 2015. Net income (excluding purchase accounting adjustments) was $60.239 million for the quarter ended March 31, 2016 compared with $61.378 million for the quarter ended March 31, 2015. Net income per diluted common share (excluding purchase accounting adjustments) was $0.86 for the three months ended March 31, 2016 compared with $0.88 for the three months ended March 31, 2015. The reconciliation of these non-GAAP financial measures is shown on page 11. Annualized returns on average assets, average common equity and average tangible common equity for the three months ended March 31, 2016 were 1.24%, 7.85% and 17.60%, respectively. Prosperity’s efficiency ratio (excluding credit loss provisions, net gains and losses on the sale of assets and taxes) was 41.08% for the three months ended March 31, 2016.

Net interest income before provision for credit losses for the quarter ended March 31, 2016 was $166.257 million compared with $162.905 million during the same period in 2015. This increase was primarily due to an increase in average interest-earning assets of 3.8%, partially offset by a decrease in loan discount accretion of $5.153 million for the three months ended March 31, 2016. Linked quarter net interest income before provision for credit losses was $166.257 million compared with $153.258 million during the three months ended December 31, 2015, primarily due to the acquisition of Tradition Bancshares, Inc. and its wholly-owned subsidiary Tradition Bank (collectively “Tradition”) on January 1, 2016.

The net interest margin on a tax equivalent basis was 3.48% for the three months ended March 31, 2016, compared with 3.57% for the same period in 2015. This change was primarily due to a decrease in loan discount accretion of $5.153 million for the three months ended March 31, 2016 compared with the three months ended March 31, 2015. Linked quarter net interest margin on a tax equivalent basis was 3.48% for the three months ended March 31, 2016 compared with 3.24% for the three months ended December 31, 2015. This change was primarily due to an increase in average interest-earning assets and loan discount accretion. Excluding purchase accounting adjustments, the net interest margin on a tax equivalent basis was 3.21% for the three months ended March 31, 2016, compared with 3.17% for the same period in 2015 and 3.11% for the three months ended December 31, 2015. The reconciliation of these non-GAAP financial measures is shown on page 11.

Noninterest income was $30.793 million for the three months ended March 31, 2016 compared with $28.421 million for the same period in 2015, an increase of $2.372 million or 8.3%. This change was due to an increase in service charges on deposit accounts, an increase in mortgage income and an increase in other noninterest income. On a linked quarter basis, noninterest income increased $510 thousand or 1.7% compared with the quarter ended December 31, 2015.

Noninterest expense was $80.528 million for the three months ended March 31, 2016 compared with $79.462 million for the same period in 2015, an increase of $1.066 million or 1.3%. This change was primarily due to an increase in other noninterest expense. On a linked quarter basis, noninterest expense increased $2.619 million or 3.4% compared with the quarter ended December 31, 2015. This was primarily due to an increase in salaries and benefits expense as a result of the Tradition acquisition and an increase in regulatory assessments and FDIC insurance. One-time pre-tax merger related expenses of $624 thousand related to the Tradition acquisition were recorded during the first quarter of 2016.

Balance Sheet Information

At March 31, 2016, Prosperity had $21.978 billion in total assets, an increase of $371.486 million or 1.7%, compared with $21.607 billion at March 31, 2015.

Loans at March 31, 2016 were $9.654 billion, an increase of $488.403 million or 5.3%, compared with $9.166 billion at March 31, 2015. Linked quarter loans increased $215.819 million or 2.3% (9.1% annualized) from $9.439 billion at December 31, 2015. Linked quarter loans were impacted by the acquisition of Tradition and a reduction in oil and gas loans.

As part of its commercial and industrial lending activities, Prosperity extends credit to oil and gas production and service companies. Oil and gas production loans are loans to companies directly involved in the exploration and/or production of oil and gas. Oil and gas service loans are loans to companies that provide services for oil and gas production and exploration. At March 31, 2016, oil and gas loans totaled $362.826 million or 3.8% of total loans, of which $166.422 million were to production companies and $196.404 million were to service companies. This compares with total oil and gas loans of $461.838 million or 5.0% of total loans at March 31, 2015, of which $213.177 million were to production companies and $248.661 million were to service companies. On a linked quarter basis, oil and gas loans decreased $36.258 million, from $399.084 million or 4.2% of total loans at December 31, 2015, of which $178.614 million were production loans and $220.470 million were servicing loans.

Deposits at March 31, 2016 were $17.873 billion, an increase of $311.414 million or 1.8%, compared with $17.561 billion at March 31, 2015. Linked quarter deposits increased $191.647 million or 1.1% from $17.681 billion at December 31, 2015.

The table below provides detail on loans acquired and deposits assumed in the acquisition of Tradition completed on January 1, 2016:

Balance Sheet Data (at period end)

(In thousands)

	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Loans acquired (including new production since acquisition date):
Tradition	$232,160	$-	$-	$-	$-
All other loans	9,422,248	9,438,589	9,204,988	9,114,335	9,166,005
Total loans	$9,654,408	$9,438,589	$9,204,988	$9,114,335	$9,166,005

Deposits assumed (including new deposits since acquisition date):
Tradition	$476,203	$-	$-	$-	$-
All other deposits	17,396,563	17,681,119	16,939,937	17,001,664	17,561,352
Total deposits	$17,872,766	$17,681,119	$16,939,937	$17,001,664	$17,561,352

Excluding loans acquired in the Tradition acquisition and new production at the acquired banking centers since the acquisition date, loans at March 31, 2016 increased $256.243 million or 2.8% compared with March 31, 2015 and, on a linked quarter basis, decreased $16.341 million or 0.2%.

Excluding deposits assumed in the Tradition acquisition and new deposits generated at the acquired banking centers since the acquisition date, deposits at March 31, 2016 decreased $164.789 million or 0.9% compared with March 31, 2015 and, on a linked quarter basis, decreased $284.556 million or 1.6%.

Asset Quality

Nonperforming assets totaled $56.985 million or 0.29% of quarterly average interest-earning assets at March 31, 2016, compared with $35.376 million or 0.19% of quarterly average interest-earning assets at March 31, 2015, and $43.459 million or 0.23% of quarterly average interest-earning assets at December 31, 2015. On a linked quarter basis, nonperforming assets increased $13.526 million or 31.1%. This increase was primarily due to an agricultural loan and other real estate acquired from Tradition.

The allowance for credit losses was 0.87% of total loans at March 31, 2016, 0.88% of total loans at March 31, 2015 and 0.86% of total loans at December 31, 2015. Excluding loans acquired that are accounted for under FASB Accounting Standards Codification (“ASC”) Topics 310-20 and 310-30, the allowance for credit losses was 1.03% of remaining loans as of March 31, 2016, compared with 1.12% at March 31, 2015 and 1.01% at December 31, 2015. Refer to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.

The provision for credit losses was $14.000 million for the three months ended March 31, 2016 compared with $1.250 million for the three months ended March 31, 2015 and $500 thousand for the three months ended December 31, 2015.

Net charge-offs were $11.670 million for the three months ended March 31, 2016 compared with $1.049 million for the three months ended March 31, 2015 and $119 thousand for the three months ended December 31, 2015. This increase was primarily due to charge-offs related to one agricultural loan and two energy loans during the first quarter of 2016.

Conference Call

Prosperity’s management team will host a conference call on Wednesday, April 27, 2016 at 10:30 a.m. Eastern Time (9:30 a.m. Central Time) to discuss Prosperity’s first quarter 2016 earnings. Individuals and investment professionals may participate in the call by dialing 877-883-0383. The elite entry number is 7806381.

Alternatively, individuals may listen to the live webcast of the presentation by visiting Prosperity’s website at www.prosperitybankusa.com. The webcast may be accessed directly from Prosperity’s home page by clicking the “Investor Relations” tab and then the “Presentations & Calls” link.

Non-GAAP Financial Measures

Prosperity’s management uses certain non−GAAP financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio. Further, as a result of acquisitions, and the related purchase accounting adjustments, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its net income and earnings per share (excluding purchase accounting adjustments) and its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20, “Receivables-Nonrefundable Fees and Other Costs” and 310-30, “Receivables-Loans and Debt Securities Acquired with Deteriorated Credit Quality”). Prosperity has included in this Earnings Release information related to these non-GAAP financial measures for the applicable periods presented. Please refer to page 11 and to the “Notes to Selected Financial Data” at the end of this Earnings Release for a reconciliation of these non-GAAP financial measures.

Dividend

Prosperity Bancshares, Inc. (“Prosperity Bancshares”) declared a second quarter cash dividend of $0.30 per share, to be paid on July 1, 2016 to all shareholders of record as of June 17, 2016.

Stock Repurchase Program

On January 27, 2016, Prosperity Bancshares announced a stock repurchase program under which up to 5%, or approximately 3.54 million shares, of its outstanding common stock may be acquired over the next twelve months at the discretion of management.  During the first quarter of 2016, Prosperity Bancshares repurchased 1.16 million shares of its common stock at an average weighted price of $40.66 per share.

Acquisition of Tradition Bancshares, Inc.

On January 1, 2016, Prosperity Bancshares completed the acquisition of Tradition Bancshares, Inc. and its wholly-owned subsidiary Tradition Bank headquartered in Houston, Texas. Tradition Bank operated 7 banking offices in the Houston, Texas area, including its main office in Bellaire, 3 banking centers in Katy and 1 banking center in The Woodlands. As of December 31, 2015, Tradition Bancshares, Inc., on a consolidated basis, reported total assets of $547.963 million, total loans of $253.315 million, total deposits of $488.928 million and shareholders’ equity of $43.103 million.

Under the terms of the definitive agreement, Prosperity Bancshares issued 679,528 shares of Prosperity Bancshares common stock plus $39.0 million in cash for all outstanding shares of Tradition Bancshares, Inc. capital stock.

Prosperity Bancshares, Inc. ®

As of March 31, 2016, Prosperity Bancshares, Inc. ® is a $21.978 billion Houston, Texas based regional financial holding company, formed in 1983. Operating under a community banking philosophy and seeking to develop broad customer relationships based on service and convenience, Prosperity offers a variety of traditional loan and deposit products to its customers, which consist primarily of small and medium sized businesses and consumers. In addition to established banking products, Prosperity offers a complete line of services including: Internet Banking services at www.prosperitybankusa.com, Retail Brokerage Services, Credit Cards, MasterMoney Debit Cards, 24 hour voice response banking, Trust and Wealth Management, Mortgage Services, Cash Management and Mobile Banking.

Prosperity currently operates 245 full-service banking locations: 65 in the Houston area, including The Woodlands; 29 in the South Texas area including Corpus Christi and Victoria; 36 in the Dallas/Fort Worth area; 22 in the East Texas area; 29 in the Central Texas area including Austin and San Antonio; 34 in the West Texas area including Lubbock, Midland-Odessa and Abilene; 16 in the Bryan/College Station area, 6 in the Central Oklahoma area and 8 in the Tulsa, Oklahoma area.

Bryan/College Station Area -	Fort Worth -	Uptown	West Texas Area -
Bryan	Haltom City	Waugh Drive	Abilene -
Bryan-29th Street	Keller	Westheimer	Antilley Road
Bryan-East	Roanoke	West University	Barrow Street
Bryan-North	Stockyards	Woodcreek	Cypress Street
Caldwell			Judge Ely
College Station	Other Dallas/Fort Worth Area	Other Houston Area	Mockingbird
Crescent Point	Locations -	Locations -
Hearne	Arlington	Angleton	Lubbock -
Huntsville	Azle	Bay City	4th Street
Madisonville	Ennis	Beaumont	66th Street
Navasota	Gainesville	Cinco Ranch	82nd Street
New Waverly	Glen Rose	Cleveland	86th Street
Rock Prairie	Granbury	East Bernard	98th Street
Southwest Parkway	Mesquite	El Campo	Avenue Q
Tower Point	Muenster	Dayton	North University
Wellborn Road	Sanger	Galveston	Texas Tech Student Union
	Waxahachie	Groves
Central Texas Area -	Weatherford	Hempstead	Midland -
Austin -		Hitchcock	Wadley
Allandale	East Texas Area -	Katy-Spring Green	Wall Street
Cedar Park	Athens	Liberty
Congress	Blooming Grove	Magnolia	Odessa -
Lakeway	Canton	Magnolia Parkway	Grandview
Liberty Hill	Carthage	Mont Belvieu	Grant
Northland	Corsicana	Nederland	Kermit Highway
Oak Hill	Crockett	Needville	Parkway
Research Blvd	Eustace	Rosenberg
Westlake	Gilmer	Shadow Creek	Other West Texas Area Locations -
	Grapeland	Spring	Big Spring
Other Central Texas Area Locations -	Gun Barrel City	The Woodlands-College Park	Brownfield
Bastrop	Jacksonville	The Woodlands-I-45	Brownwood
Canyon Lake	Kerens	The Woodlands-Research Forest	Cisco
Dime Box	Longview	Tomball	Comanche
Dripping Springs	Mount Vernon	Waller	Early
Elgin	Palestine	West Columbia	Floydada
Flatonia	Rusk	Wharton	Gorman
Georgetown	Seven Points	Winnie	Levelland
Gruene	Teague	Wirt	Littlefield
Kingsland	Tyler-Beckham		Merkel
La Grange	Tyler-South Broadway	South Texas Area -	Plainview
Lexington	Tyler-University	Corpus Christi -	San Angelo
New Braunfels	Winnsboro	Calallen	Slaton
Pleasanton		Carmel	Snyder
Round Rock	Houston Area -	Northwest
San Antonio	Houston -	Saratoga	Oklahoma
Schulenburg	Aldine	Timbergate	Central Oklahoma Area-
Seguin	Alief	Water Street	Oklahoma City -
Smithville	Bellaire (Tradition)		23rd Street
Thorndale	Beltway	Other South Texas Area	Expressway
Weimar	Clear Lake	Locations -	I-240
	Copperfield	Alice	Memorial
Dallas/Fort Worth Area -	Cypress	Aransas Pass
Dallas -	Downtown	Beeville	Other Central Oklahoma Area
Abrams Centre	Eastex	Colony Creek	Locations -
Balch Springs	Fairfield	Cuero	Edmond
Camp Wisdom	First Colony	Edna	Norman
Cedar Hill	Fry Road	Goliad
Dallas – Central Expressway	Gessner	Gonzales	Tulsa Area-
Forest Park	Gladebrook	Hallettsville	Tulsa -
Frisco	Grand Parkway	Kingsville	Garnett
Frisco-West	Heights	Mathis	Harvard
Kiest	Highway 6 West	Padre Island	Memorial
McKinney	Little York	Palacios	Sheridan
McKinney-Stonebridge	Medical Center	Port Lavaca	S. Harvard
Midway	Memorial Drive	Portland	Utica Tower
Northwest Highway	Northside	Rockport	Yale
Plano	Pasadena	Sinton
Preston Forest	Pecan Grove	Taft	Other Tulsa Area Locations -
Preston Road	Pin Oak	Victoria	Owasso
Red Oak	River Oaks	Victoria-Navarro
Sachse	Sugar Land	Victoria-North
The Colony	SW Medical Center	Yoakum
Turtle Creek	Tanglewood	Yorktown
Westmoreland	The Plaza

- - -

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This release contains, and the remarks by Prosperity’s management on the conference call may contain, forward-looking statements within the meaning of the securities laws that are based on current expectations, assumptions, estimates and projections about Prosperity Bancshares and its subsidiaries. These forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties, many of which are outside of Prosperity’s control, which may cause actual results to differ materially from those expressed or implied by the forward-looking statements. These risks and uncertainties include but are not limited to whether Prosperity can: successfully identify acquisition targets and integrate the businesses of acquired companies and banks; continue to sustain its current internal growth rate or total growth rate; provide products and services that appeal to its customers; continue to have access to debt and equity capital markets; and achieve its sales objectives. Other risks include, but are not limited to: the possibility that credit quality could deteriorate; actions of competitors; changes in laws and regulations (including changes in governmental interpretations of regulations and changes in accounting standards); a deterioration or downgrade in the credit quality and credit agency ratings of the securities in Prosperity’s securities portfolio; customer and consumer demand, including customer and consumer response to marketing; effectiveness of spending, investments or programs; fluctuations in the cost and availability of supply chain resources; economic conditions, including currency rate, interest rate and commodity price fluctuations; and weather. These and various other factors are discussed in Prosperity Bancshares’ Annual Report on Form 10-K for the year ended December 31, 2015 and other reports and statements Prosperity Bancshares has filed with the SEC. Copies of the SEC filings for Prosperity Bancshares® may be downloaded from the Internet at no charge from http://www.prosperitybankusa.com.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Balance Sheet Data
(at period end)
Total loans	$9,654,408	$9,438,589	$9,204,988	$9,114,335	$9,166,005
Investment securities(A)	9,448,704	9,502,427	9,530,761	9,698,079	9,579,496
Federal funds sold	1,386	1,418	996	1,451	1,639
Allowance for credit losses	(83,714)	(81,384)	(81,003)	(80,972)	(80,963)
Cash and due from banks	334,592	562,544	300,230	353,047	352,642
Goodwill	1,903,451	1,868,827	1,881,955	1,881,955	1,881,955
Core deposit intangibles, net	47,195	49,417	51,712	54,068	56,458
Other real estate owned	16,695	2,963	3,271	2,806	3,010
Fixed assets, net	277,951	267,996	271,650	275,347	276,468
Other assets	377,677	424,419	402,676	386,171	370,149
Total assets	$21,978,345	$22,037,216	$21,567,236	$21,686,287	$21,606,859

Noninterest-bearing deposits	$5,112,943	$5,136,579	$5,093,175	$5,040,628	$5,038,436
Interest-bearing deposits	12,759,823	12,544,540	11,846,762	11,961,036	12,522,916
Total deposits	17,872,766	17,681,119	16,939,937	17,001,664	17,561,352
Other borrowings	186,225	491,399	786,571	886,741	331,914
Securities sold under repurchase agreements	304,204	315,253	310,038	334,189	318,418
Junior subordinated debentures	7,217	-	-	-	-
Other liabilities	108,873	86,535	119,451	106,408	93,314
Total liabilities	18,479,285	18,574,306	18,155,997	18,329,002	18,304,998
Shareholders' equity(B)	3,499,060	3,462,910	3,411,239	3,357,285	3,301,861
Total liabilities and equity	$21,978,345	$22,037,216	$21,567,236	$21,686,287	$21,606,859

(A) Includes $3,286, $3,138, $3,788, $4,655 and $5,296 in unrealized gains on available for sale securities for the quarterly periods ended March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, respectively.

(B) Includes $2,136, $2,040, $2,462, $3,026 and $3,442 in after-tax unrealized gains on available for sale securities for the quarterly periods ended March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(In thousands)

	Three Months Ended
	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015

Income Statement Data
Interest income:
Loans	$124,522	$114,234	$116,911	$119,404	$124,878
Securities(C)	52,573	48,301	48,610	48,530	48,562
Federal funds sold and other earning assets	96	37	22	47	165
Total interest income	177,191	162,572	165,543	167,981	173,605

Interest expense:
Deposits	10,206	8,575	8,753	9,169	9,577
Other borrowings	482	541	473	365	129
Securities sold under repurchase agreements	212	198	209	208	203
Junior subordinated debentures	34	-	-	-	791
Total interest expense	10,934	9,314	9,435	9,742	10,700
Net interest income	166,257	153,258	156,108	158,239	162,905
Provision for credit losses	14,000	500	5,310	500	1,250
Net interest income after provision for credit losses	152,257	152,758	150,798	157,739	161,655

Noninterest income:
Nonsufficient funds (NSF) fees	8,189	8,974	9,082	8,310	7,918
Credit card, debit card and ATM card income	5,827	5,938	5,955	6,003	5,638
Service charges on deposit accounts	4,590	4,289	4,438	4,189	4,179
Trust income	2,027	1,988	1,986	2,047	2,009
Mortgage income	1,471	1,289	1,770	1,513	1,148
Brokerage income	1,290	1,407	1,596	1,541	1,409
Bank owned life insurance income	1,383	1,394	1,384	1,390	1,380
Net gain on sale of assets	1,020	581	173	270	1,379
Other noninterest income	4,996	4,423	5,396	5,034	3,361
Total noninterest income	30,793	30,283	31,780	30,297	28,421

Noninterest expense:
Salaries and benefits	50,114	48,500	46,587	47,819	49,966
Net occupancy and equipment	5,624	5,774	6,088	5,812	5,964
Credit and debit card, data processing and software amortization	4,430	3,996	3,924	4,045	3,817
Regulatory assessments and FDIC insurance	3,430	2,460	3,366	4,253	4,354
Core deposit intangibles amortization	2,223	2,295	2,356	2,390	2,489
Depreciation	3,349	3,310	3,313	3,420	2,916
Communications	2,939	2,814	2,663	2,835	2,809
Other real estate expense	42	241	123	129	132
Net (gain) loss on sale of other real estate	(14)	52	(68)	(32)	14
Other noninterest expense	8,391	8,467	8,078	9,064	7,001
Total noninterest expense	80,528	77,909	76,430	79,735	79,462
Income before income taxes	102,522	105,132	106,148	108,301	110,614
Provision for income taxes	33,571	34,657	35,550	36,369	36,973
Net income available to common shareholders	$68,951	$70,475	$70,598	$71,932	$73,641

(C) Interest income on securities was reduced by net premium amortization of $10,253, $13,775, $14,845, $15,466 and $14,144 for the three month periods ended March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, respectively.

Prosperity Bancshares, Inc. ®

Financial Highlights (Unaudited)

(Dollars and share amounts in thousands, except per share data and market prices)

	Three Months Ended
	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015

Profitability
Net income	$68,951	$70,475	$70,598	$71,932	$73,641

Basic earnings per share	$0.98	$1.01	$1.01	$1.03	$1.05
Diluted earnings per share	$0.98	$1.01	$1.01	$1.03	$1.05

Return on average assets (D)	1.24%	1.30%	1.30%	1.33%	1.37%
Return on average common equity (D)	7.85%	8.17%	8.31%	8.61%	8.98%
Return on average tangible common equity (D) (E)	17.60%	18.56%	19.30%	20.49%	21.84%
Tax equivalent net interest margin (F)	3.48%	3.24%	3.30%	3.39%	3.57%
Efficiency ratio(G)	41.08%	42.58%	40.72%	42.35%	41.83%

Liquidity and Capital Ratios
Equity to assets	15.92%	15.71%	15.82%	15.48%	15.28%
Common equity tier 1 capital	13.20%	13.55%	13.37%	12.91%	12.40%
Tier 1 risk-based capital	13.20%	13.55%	13.37%	12.91%	12.40%
Total risk-based capital	13.90%	14.25%	14.09%	13.63%	13.14%
Tier 1 leverage capital	7.70%	7.97%	7.65%	7.35%	6.96%
Period end tangible equity to period end tangible assets(E)	7.73%	7.68%	7.53%	7.20%	6.93%

Other Data
Weighted-average shares used in computing earnings per share
Basic	70,174	70,021	70,041	70,037	70,034
Diluted	70,181	70,032	70,053	70,053	70,055
Period end shares outstanding	69,543	70,022	70,040	70,040	70,024
Cash dividends paid per common share	$0.3000	$0.3000	$0.2725	$0.2725	$0.2725
Book value per share	$50.32	$49.45	$48.70	$47.93	$47.15
Tangible book value per share(E)	$22.27	$22.06	$21.10	$20.29	$19.47

Common Stock Market Price
High	$47.50	$57.04	$59.97	$59.30	$55.88
Low	33.57	46.23	43.76	50.91	45.01
Period end closing price	46.39	47.86	49.11	57.74	52.48
Employees – FTE	3,132	3,037	3,051	3,065	3,081
Number of banking centers	246	241	244	245	244

(D) Interim periods annualized.
(E) Refer to the "Notes to Selected Financial Data" at the end of this Earnings Release for a reconciliation of this non-GAAP financial measure.
(F) Net interest margin for all periods presented is based on average balances on an actual 365 day or 366 day basis.

(G) Calculated by dividing total noninterest expense, excluding credit loss provisions, by net interest income plus noninterest income, excluding net gains and losses on the sale of assets. Additionally, taxes are not part of this calculation.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

YIELD ANALYSIS	Three Months Ended
	Mar 31, 2016				Dec 31, 2015				Mar 31, 2015
	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)	Average Balance	Interest Earned/ Interest Paid	Average Yield/ Rate	(J)

Interest-Earning Assets:
Loans	$9,700,554	$124,522	5.16%		$9,322,399	$114,234	4.86%		$9,189,380	$124,878	5.51%
Investment securities	9,630,496	52,573	2.20%	(H)	9,524,084	48,301	2.01%	(H)	9,241,434	48,562	2.13%	(H)
Federal funds sold and other earning assets	80,400	96	0.48%		65,695	37	0.22%		267,672	165	0.25%
Total interest-earning assets	19,411,450	177,191	3.67%		18,912,178	162,572	3.41%		18,698,486	173,605	3.77%
Allowance for credit losses	(83,883)				(81,230)				(80,681)
Noninterest-earning assets	2,937,937				2,854,168				2,871,702
Total assets	$22,265,504				$21,685,116				$21,489,507

Interest-Bearing Liabilities:
Interest-bearing demand deposits	$4,442,652	$2,784	0.25%		$3,767,138	$2,005	0.21%		$4,178,883	$2,583	0.25%
Savings and money market deposits	5,820,161	3,885	0.27%		5,511,240	3,317	0.24%		5,542,081	3,405	0.25%
Certificates and other time deposits	2,577,676	3,537	0.55%		2,560,527	3,253	0.50%		2,956,038	3,589	0.49%
Other borrowings	361,778	482	0.54%		839,164	541	0.26%		72,118	129	0.73%
Securities sold under repurchase agreements	306,192	212	0.28%		314,278	198	0.25%		340,469	203	0.24%
Junior subordinated debentures	7,217	34	1.89%		—	—	—		119,408	791	2.69%
Total interest-bearing liabilities	13,515,676	10,934	0.33%	(I)	12,992,347	9,314	0.28%	(I)	13,208,997	10,700	0.33%	(I)

Noninterest-bearing liabilities:
Noninterest-bearing demand deposits	5,085,456				5,124,630				4,899,279
Other liabilities	149,379				116,860				100,648
Total liabilities	18,750,511				18,233,837				18,208,924
Shareholders' equity	3,514,993				3,451,279				3,280,583
Total liabilities and shareholders' equity	$22,265,504				$21,685,116				$21,489,507

Net interest income and margin		$166,257	3.44%			$153,258	3.22%			$162,905	3.53%

Non-GAAP to GAAP reconciliation:
Tax equivalent adjustment		1,836				1,412				1,664

Net interest income and margin (tax equivalent basis)		$168,093	3.48%			$154,670	3.24%			$164,569	3.57%

(H) Yield on securities was impacted by net premium amortization of $10,253, $13,775 and $14,144 for the three month periods ended March 31, 2016, December 31, 2015 and March 31, 2015, respectively.
(I) Total cost of funds, including noninterest bearing deposits, was 0.24%, 0.20% and 0.24% for the three months ended March 31, 2016, December 31, 2015 and March 31, 2015, respectively.
(J) Annualized and based on an actual 365 day or 366 day basis.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands, except per share data)

	Three Months Ended
	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Adjustment to Loan Yield (K)
Interest on loans, as reported	$124,522	$114,234	$116,911	$119,404	$124,878
Purchase accounting adjustment- loan discount accretion
ASC 310-20	(6,663)	(6,066)	(7,060)	(10,388)	(10,714)
ASC 310-30	(7,831)	(1,773)	(3,974)	(3,214)	(8,933)
Total	(14,494)	(7,839)	(11,034)	(13,602)	(19,647)
Interest on loans excluding discount accretion	$110,028	$106,395	$105,877	$105,802	$105,231
Average loans	$9,700,554	$9,322,399	$9,156,679	$9,133,625	$9,189,380
Loan yield excluding purchase accounting adjustment	4.56%	4.53%	4.59%	4.65%	4.64%
Loan yield, as reported	5.16%	4.86%	5.07%	5.24%	5.51%

Adjustment to Securities Yield (K)
Interest on securities, as reported	$52,573	$48,301	$48,610	$48,530	$48,562
Purchase accounting adjustment-securities amortization	1,722	1,578	1,565	1,579	1,647
Interest on securities excluding amortization	$54,295	$49,879	$50,175	$50,109	$50,209
Average securities	$9,630,496	$9,524,084	$9,706,373	$9,688,961	$9,241,434
Securities yield excluding purchase accounting adjustment	2.27%	2.08%	2.05%	2.07%	2.20%
Securities yield, as reported	2.20%	2.01%	1.99%	2.01%	2.13%

Adjustment to Time Deposits Yield (K)
Interest on time deposits, as reported	$3,537	$3,253	$3,400	$3,568	$3,589
Purchase accounting adjustment- time deposit amortization	182	195	220	220	420
Interest on time deposits excluding amortization	$3,719	$3,448	$3,620	$3,788	$4,009
Average time deposits	$2,577,676	$2,560,527	$2,685,346	$2,821,058	$2,956,038
Time deposits yield excluding purchase accounting adjustment	0.58%	0.53%	0.53%	0.54%	0.55%
Time deposits yield, as reported	0.55%	0.50%	0.50%	0.51%	0.49%

Net Interest Margin (tax equivalent basis, excluding purchase accounting adjustments to yield) (K)	3.21%	3.11%	3.10%	3.13%	3.17%

Net Interest Margin (tax equivalent basis), as reported	3.48%	3.24%	3.30%	3.39%	3.57%

Net income available to common shareholders, as reported	$68,951	$70,475	$70,598	$71,932	$73,641
Less: Purchase accounting adjustments, net of tax (L)	(8,712)	(4,328)	(6,444)	(8,132)	(12,263)
Net income available to common shareholders, excluding purchase accounting adjustments (K)	$60,239	$66,147	$64,154	$63,800	$61,378

Basic earnings per share, excluding purchase accounting adjusments (K)	$0.86	$0.94	$0.92	$0.91	$0.88
Diluted earnings per share, excluding purchase accounting adjustments (K)	$0.86	$0.94	$0.92	$0.91	$0.88

	Acquired Loans Accounted for Under ASC 310-20			Acquired Loans Accounted for Under ASC 310-30			Total Loans Accounted for Under ASC 310-20 and 310-30
	Balance at Acquisition Date	Balance at Dec 31, 2015	Balance at Mar 31, 2016	Balance at Acquisition Date	Balance at Dec 31, 2015	Balance at Mar 31, 2016	Balance at Acquisition Date		Balance at Dec 31, 2015	Balance at Mar 31, 2016
Loan marks:
Previously acquired banks (M)	$225,589	$54,734	$47,386	$131,906	$39,976	$27,928	$357,495		$94,710	$75,314
2016 acquisition (N)	3,491	-	3,123	10,222	-	6,126	13,713		-	9,249
Total	229,080	54,734	50,509	142,128	39,976	34,054	371,208		94,710	84,563

Acquired portfolio loan balances:
Previously acquired banks (M)	5,456,934	1,430,501	1,289,661	255,846	79,802	60,917	5,712,780		1,510,303	1,350,578
2016 acquisition (N)	234,064	-	216,631	19,375	-	12,673	253,439		-	229,304
Total	5,690,998	1,430,501	1,506,292	275,221	79,802	73,590	5,966,219	(O)	1,510,303	1,579,882

Acquired portfolio loan balances less loan marks	$5,461,918	$1,375,767	$1,455,783	$133,093	$39,826	$39,536	$5,595,011		$1,415,593	$1,495,319

(K) Non-GAAP financial measure.

(L) Using effective tax rate of 32.7%, 33.0%, 33.5%, 33.6% and 33.4% for the three month periods ended March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, respectively.

(M) Includes Bank of Texas, Bank Arlington, American State Bank, Community National Bank, First Federal Bank Texas, Coppermark Bank, First Victoria National Bank and The F&M Bank & Trust Company.

(N) Tradition Bank was acquired on January 1, 2016. During the first quarter of 2016, Tradition Bank added $253.4 million in loans with related purchase accounting adjustments of $13.7 million at acquisition date.

(O) Actual principal balances acquired.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
YIELD TREND (P)

Interest-Earning Assets:
Loans	5.16%	4.86%	5.07%	5.24%	5.51%
Investment securities (Q)	2.20%	2.01%	1.99%	2.01%	2.13%
Federal funds sold and other earning assets	0.48%	0.22%	0.16%	0.24%	0.25%
Total interest-earning assets	3.67%	3.41%	3.47%	3.56%	3.77%

Interest-Bearing Liabilities:
Interest-bearing demand deposits	0.25%	0.21%	0.21%	0.23%	0.25%
Savings and money market deposits	0.27%	0.24%	0.24%	0.25%	0.25%
Certificates and other time deposits	0.55%	0.50%	0.50%	0.51%	0.49%
Other borrowings	0.54%	0.26%	0.21%	0.21%	0.73%
Securities sold under repurchase agreements	0.28%	0.25%	0.25%	0.25%	0.24%
Junior subordinated debentures	1.89%	—	—	—	2.69%
Total interest-bearing liabilities	0.33%	0.28%	0.29%	0.30%	0.33%

Net Interest Margin	3.44%	3.22%	3.27%	3.36%	3.53%
Net Interest Margin (tax equivalent)	3.48%	3.24%	3.30%	3.39%	3.57%

(P) Annualized and based on average balances on an actual 365 day or 366 day basis.

(Q) Yield on securities was impacted by net premium amortization of $10,253, $13,775, $14,845, $15,466 and $14,144 for the three month periods ended March 31, 2016, December 31, 2015, September 30, 2015, June 30, 2015 and March 31, 2015, respectively.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Balance Sheet Averages
Total loans	$9,700,554	$9,322,399	$9,156,679	$9,133,625	$9,189,380
Investment securities	9,630,496	9,524,084	9,706,373	9,688,961	9,241,434
Federal funds sold and other earning assets	80,400	65,695	55,000	79,659	267,672
Total interest-earning assets	19,411,450	18,912,178	18,918,052	18,902,245	18,698,486
Allowance for credit losses	(83,883)	(81,230)	(80,793)	(80,868)	(80,681)
Cash and due from banks	274,535	257,986	237,191	241,110	284,395
Goodwill	1,899,667	1,881,812	1,881,955	1,881,955	1,874,274
Core deposit intangibles, net	48,314	50,545	52,909	55,245	57,687
Other real estate	6,077	3,014	3,096	2,972	3,536
Fixed assets, net	279,179	270,800	273,818	276,761	280,515
Other assets	430,165	390,011	370,181	359,601	371,295
Total assets	$22,265,504	$21,685,116	$21,656,409	$21,639,021	$21,489,507

Noninterest-bearing deposits	$5,085,456	$5,124,630	$5,078,234	$4,992,301	$4,899,279
Interest-bearing demand deposits	4,442,652	3,767,138	3,663,114	3,891,682	4,178,883
Savings and money market deposits	5,820,161	5,511,240	5,492,326	5,476,931	5,542,081
Certificates and other time deposits	2,577,676	2,560,527	2,685,346	2,821,058	2,956,038
Total deposits	17,925,945	16,963,535	16,919,020	17,181,972	17,576,281
Other borrowings	361,778	839,164	886,787	684,371	72,118
Securities sold under repurchase agreements	306,192	314,278	331,286	333,220	340,469
Junior subordinated debentures	7,217	-	-	-	119,408
Other liabilities	149,379	116,860	121,360	98,133	100,648
Shareholders' equity	3,514,993	3,451,279	3,397,956	3,341,325	3,280,583
Total liabilities and equity	$22,265,504	$21,685,116	$21,656,409	$21,639,021	$21,489,507

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Mar 31, 2016		Dec 31, 2015		Sep 30, 2015		Jun 30, 2015		Mar 31, 2015
Period End Balances

Loan Portfolio
Commercial and other	$1,441,679	14.9%	$1,403,378	14.9%	$1,372,737	14.9%	$1,341,213	14.7%	$1,390,068	15.2%
Construction	1,173,524	12.2%	1,073,198	11.4%	1,072,985	11.7%	1,068,056	11.7%	1,040,845	11.3%
1-4 family residential	2,379,503	24.6%	2,360,798	25.0%	2,318,841	25.2%	2,289,114	25.1%	2,272,788	24.8%
Home equity	283,686	2.9%	279,867	2.9%	277,744	3.0%	273,538	3.0%	269,894	2.9%
Commercial real estate	3,229,706	33.5%	3,131,083	33.2%	2,992,726	32.5%	2,958,239	32.5%	3,021,656	33.0%
Agriculture (includes farmland)	641,293	6.6%	648,818	6.9%	618,563	6.7%	600,745	6.6%	556,839	6.1%
Consumer	142,191	1.5%	142,363	1.5%	146,216	1.6%	149,991	1.6%	152,077	1.7%
Energy Loans	362,826	3.8%	399,084	4.2%	405,176	4.4%	433,439	4.8%	461,838	5.0%
Total loans	$9,654,408		$9,438,589		$9,204,988		$9,114,335		$9,166,005

Deposit Types
Noninterest-bearing DDA	$5,112,943	28.6%	$5,136,579	29.1%	$5,093,175	30.1%	$5,040,628	29.7%	$5,038,436	28.7%
Interest-bearing DDA	4,382,999	24.5%	4,481,575	25.3%	3,604,798	21.3%	3,746,939	22.0%	4,038,690	23.0%
Money market	3,812,420	21.3%	3,639,187	20.6%	3,716,094	21.9%	3,607,000	21.2%	3,773,011	21.5%
Savings	2,017,980	11.3%	1,940,855	11.0%	1,896,725	11.2%	1,853,322	10.9%	1,828,790	10.4%
Certificates and other time deposits	2,546,424	14.3%	2,482,923	14.0%	2,629,145	15.5%	2,753,775	16.2%	2,882,425	16.4%
Total deposits	$17,872,766		$17,681,119		$16,939,937		$17,001,664		$17,561,352

Loan to Deposit Ratio	54.0%		53.4%		54.3%		53.6%		52.2%

Construction Loans
Single family residential construction	$407,519	34.5%	$353,706	32.9%	$351,169	32.6%	$354,211	33.0%	$356,081	34.1%
Land development	84,141	7.1%	88,239	8.2%	84,040	7.8%	84,864	7.9%	89,403	8.5%
Raw land	174,546	14.8%	153,274	14.3%	143,955	13.4%	145,885	13.6%	129,470	12.4%
Residential lots	126,881	10.8%	130,596	12.1%	131,793	12.3%	127,671	11.9%	128,064	12.2%
Commercial lots	80,286	6.8%	87,375	8.1%	84,162	7.8%	87,719	8.2%	92,677	8.9%
Commercial construction and other	306,742	26.0%	262,783	24.4%	281,231	26.1%	271,833	25.4%	249,504	23.9%
Net unaccreted discount	(6,591)		(2,775)		(3,365)		(4,127)		(4,354)
Total construction loans	$1,173,524		$1,073,198		$1,072,985		$1,068,056		$1,040,845

Non-Owner Occupied Commercial Real Estate Loans by Metropolitan Statistical Area (MSA) as of March 31, 2016

Collateral Type	Houston	Dallas	Austin	OK City	Tulsa	Other (R)	Total
Shopping center/retail	$198,214	$47,640	$31,384	$29,198	$28,527	$123,919	$458,882
Commercial & industrial buildings	76,039	31,463	8,270	7,495	9,742	65,255	198,264
Office buildings	76,774	135,620	20,531	39,469	7,630	74,559	354,583
Medical buildings	50,583	8,850	54	24,050	8,206	48,428	140,171
Apartment buildings	49,719	9,956	12,176	16,593	10,784	82,743	181,971
Hotel	27,771	32,816	11,912	28,060	-	88,985	189,544
Other	86,174	10,078	17,576	11,626	10,888	86,640	222,982
Total	$565,274	$276,423	$101,903	$156,491	$75,777	$570,529	$1,746,397	(S)

(R) Includes other MSA and non-MSA regions.
(S) Represents a portion of total commercial real estate loans of $3.230 billion as of March 31, 2016.

Prosperity Bancshares, Inc.®

Financial Highlights (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015

Asset Quality
Nonaccrual loans	$39,036	$39,711	$44,935	$31,987	$29,252
Accruing loans 90 or more days past due	1,093	614	261	153	2,968
Total nonperforming loans	40,129	40,325	45,196	32,140	32,220
Repossessed assets	161	171	161	173	146
Other real estate	16,695	2,963	3,271	2,806	3,010
Total nonperforming assets	$56,985	$43,459	$48,628	$35,119	$35,376

Nonperforming assets:
Commercial and industrial	$18,835	$22,275	$26,200	$20,295	$16,830
Construction, land development and other land loans	2,913	134	475	813	3,023
1-4 family residential (including home equity)	6,226	4,692	4,766	5,124	5,087
Commercial real estate (including multi-family residential)	22,208	15,836	16,485	7,939	9,736
Agriculture (including farmland)	6,578	208	376	605	281
Consumer and other	225	314	326	343	419
Total	$56,985	$43,459	$48,628	$35,119	$35,376

Number of loans/properties	168	147	159	161	166

Allowance for credit losses at end of period	$83,714	$81,384	$81,003	$80,972	$80,963

Net charge-offs:
Commercial and industrial	$4,396	$(528)	$4,426	$(28)	$504
Construction, land development and other land loans	(186)	(109)	173	(2)	145
1-4 family residential (including home equity)	30	1	110	12	86
Commercial real estate (including multi-family residential)	59	194	53	114	33
Agriculture (including farmland)	6,962	(77)	(40)	(65)	(78)
Consumer and other	409	638	557	460	359
Total	$11,670	$119	$5,279	$491	$1,049

Asset Quality Ratios
Nonperforming assets to average earning assets	0.29%	0.23%	0.26%	0.19%	0.19%
Nonperforming assets to loans and other real estate	0.59%	0.46%	0.53%	0.39%	0.39%
Net charge-offs to average loans (annualized)	0.48%	0.01%	0.23%	0.02%	0.05%
Allowance for credit losses to total loans	0.87%	0.86%	0.88%	0.89%	0.88%
Allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30) (E)	1.03%	1.01%	1.06%	1.09%	1.12%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars and share amounts in thousands, except per share data)

Consolidated Financial Highlights

NOTES TO SELECTED FINANCIAL DATA

Prosperity’s management uses certain non−GAAP (generally accepted accounting principles) financial measures to evaluate its performance. Specifically, Prosperity reviews tangible book value per share, return on average tangible common equity and the tangible equity to tangible assets ratio for internal planning and forecasting purposes. In addition, due to the application of purchase accounting, Prosperity uses certain non-GAAP measures and ratios that exclude the impact of these items to evaluate its net income and earnings per share (each excluding purchase accounting adjustments) and its allowance for credit losses to total loans (excluding acquired loans accounted for under ASC Topics 310-20 and 310-30). Prosperity has included information below and on page 11 of this Earnings Release relating to these non-GAAP financial measures for the applicable periods presented. Prosperity believes these non-GAAP financial measures provide information useful to investors in understanding Prosperity’s financial results and Prosperity believes that its presentation, together with the accompanying reconciliations, provides a complete understanding of factors and trends affecting Prosperity’s business and allows investors to view performance in a manner similar to management, the entire financial services sector, bank stock analysts and bank regulators. Further, Prosperity believes that these non-GAAP measures provide useful information by excluding certain items that may not be indicative of its core operating earnings and business outlook. These non-GAAP measures should not be considered a substitute for GAAP basis measures and results and Prosperity strongly encourages investors to review its consolidated financial statements in their entirety and not to rely on any single financial measure. Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies’ non-GAAP financial measures having the same or similar names.

	Three Months Ended
	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015

Return on average tangible common equity:
Net income	$68,951	$70,475	$70,598	$71,932	$73,641
Average shareholders' equity	$3,514,993	$3,451,279	$3,397,956	$3,341,325	$3,280,583
Less: Average goodwill and other intangible assets	(1,947,981)	(1,932,357)	(1,934,864)	(1,937,200)	(1,931,961)
Average tangible shareholders’ equity	$1,567,012	$1,518,922	$1,463,092	$1,404,125	$1,348,622
Return on average tangible common equity:	17.60%	18.56%	19.30%	20.49%	21.84%

Tangible book value per share:
Shareholders’ equity	$3,499,060	$3,462,910	$3,411,239	$3,357,285	$3,301,861
Less: Goodwill and other intangible assets	(1,950,646)	(1,918,244)	(1,933,667)	(1,936,023)	(1,938,413)
Tangible shareholders’ equity	$1,548,414	$1,544,666	$1,477,572	$1,421,262	$1,363,448

Period end shares outstanding	69,543	70,022	70,040	70,040	70,024
Tangible book value per share:	$22.27	$22.06	$21.10	$20.29	$19.47

Period end tangible equity to period end tangible assets ratio:
Tangible shareholders’ equity	$1,548,414	$1,544,666	$1,477,572	$1,421,262	$1,363,448

Total assets	$21,978,345	$22,037,216	$21,567,236	$21,686,287	$21,606,859
Less: Goodwill and other intangible assets	(1,950,646)	(1,918,244)	(1,933,667)	(1,936,023)	(1,938,413)
Tangible assets	$20,027,699	$20,118,972	$19,633,569	$19,750,264	$19,668,446

Period end tangible equity to period end tangible assets ratio:	7.73%	7.68%	7.53%	7.20%	6.93%

Prosperity Bancshares, Inc.®

Notes to Selected Financial Data (Unaudited)

(Dollars in thousands)

	Three Months Ended
	Mar 31, 2016	Dec 31, 2015	Sep 30, 2015	Jun 30, 2015	Mar 31, 2015
Allowance for credit losses to total loans, excluding acquired loans:

Allowance for credit losses	$83,714	$81,384	$81,003	$80,972	$80,963

Total loans	$9,654,408	$9,438,589	$9,204,988	$9,114,335	$9,166,005
Less: Fair value of acquired loans (acquired portfolio loan balances less loan marks)	$1,495,319	$1,415,593	$1,541,369	$1,705,552	$1,910,646
Total loans less acquired loans	$8,159,089	$8,022,996	$7,663,619	$7,408,783	$7,255,359
Allowance for credit losses to total loans, excluding acquired loans (non-GAAP basis)	1.03%	1.01%	1.06%	1.09%	1.12%